UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      September 11, 2006
NAVISITE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27597 (Commission File No.)	52-2137343 (IRS Employer Identification No.)

400 Minuteman Road Andover, Massachusetts (Address of principal executive offices)	01810 (Zip Code)
(978) 682-8300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
EX-10.1 FIRST AMENDMENT TO LEASE, DATED AUGUST 9, 2006

Item 1.01 Entry into a Material Definitive Agreement.
On September 11, 2006, NaviSite, Inc. (the “Company”) entered into the First Amendment to Lease (the “Amendment”) dated as of August 9, 2006 with Carr NP Properties L.L.C. (the “Landlord”). The Company and the Landlord are parties to that certain Lease dated as of April 30, 1999 (the “Existing Lease”), pursuant to which the Company leases approximately 66,350 rentable square feet of the building located at 2720 Zanker Road, San Jose, California (the “Premises”). The Amendment extends the expiration date of the lease term from November 8, 2006 to November 30, 2016 with no option to extend the term of the lease beyond such date. The Company agreed to a rental rate of the Premises during the term of the lease ranging from approximately $1,194,300 to $1,950,690 per year in base rent, plus a pro rata share of all operating costs of and taxes on the Premises.
The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The exhibits listed in the Exhibit Index below are filed with this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2006	NaviSite, Inc.
	By:	/s/ John J. Gavin, Jr.
John J. Gavin, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Lease, dated as of August 9, 2006, by and between the Registrant and Carr NP Properties L.L.C.